UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. 1)

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

GINKGO BIOWORKS HOLDINGS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Special Meeting
of Shareholders & Proxy Statement
Wednesday, August 14, 2024
4:00 PM Eastern Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/DNA2024SM

To Our Shareholders:

The proxy statement accompanying this notice describes the business we will consider at the meeting and is being made available on or about July 5, 2024. Please read the proxy statement and arrange for your shares to be voted. Regardless of the number of shares you own, your vote is important. You will find instructions for online and telephone voting included on your proxy card(s) and in the attached notice. If you received paper copies of our proxy materials, you can vote by mail by returning your completed and signed proxy card(s).

Thank you for your continued support of Ginkgo.

Sincerely,

JASON KELLY CEO, GINKGO BIOWORKS

NOTICE OF SPECIAL
MEETING OF SHAREHOLDERS

Date and Time	Virtual Meeting Site

Wednesday, August 14, 2024 4:00 PM, Eastern Time	www.virtualshareholdermeeting.com/DNA2024SM

Items of Business:	Our Board of Directors Recommends You Vote:
To approve Article V, Section 1(c) of the Company’s Amended and Restated Certificate of Incorporation, attached hereto as Appendix A, to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the issued and outstanding shares of Class A common stock and Class B common stock, which would combine a whole number of outstanding shares of the Class A common stock and Class B common stock in a range of not less than one-for-twenty (1:20) shares and not more than one-for-forty (1:40) shares into one share of Class A common stock or Class B common stock, as applicable, and reduce the number of outstanding shares of Class A common stock and Class B common stock.
FOR the Reverse Stock Split Proposal

To approve Article VIII of the Company’s Amended and Restated Certificate of Incorporation, attached hereto as Appendix A, to permit officer exculpation.	FOR the Officer Exculpation Proposal

To approve the Company’s Amended and Restated Certificate of Incorporation, attached hereto as Appendix A, which has been updated to, among other things, remove provisions related to our merger with Soaring Eagle Acquisition Corp. and our domestication process, which are no longer relevant to our business.	FOR the Charter Updates Proposal

To approve any adjournment or postponement of the Special Meeting, if necessary or appropriate.

The Board of Directors has fixed Monday, June 24, 2024 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting.

By Order of the Board of Directors

Karen Tepichin
General Counsel and Secretary
Boston, Massachusetts

Important Notice Regarding the Availability of Proxy Materials for the Ginkgo Bioworks Holdings, Inc. Shareholder Meeting to be Held on Wednesday, August 14, 2024. The Proxy Statement is available at www.proxyvote.com.

Table of Contents

SPECIAL MEETING INFORMATION
General
Outstanding Securities and Quorum
Internet Availability of Proxy Materials
Proxy Voting
Voting Standard
Revocation
Participating in the Special Meeting
ITEM 1 – REVERSE STOCK SPLIT PROPOSAL
General
Reasons for the Reverse Stock Split
Criteria to be Used for Determining Whether to Implement Reverse Stock Split
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
Effective Time
Fractional Shares
Principal Effects of the Reverse Stock Split
Effect on Equity Awards
Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record
Reservation of Right to Delay the Filing of the Amended and Restated Charter or Abandon the Reverse Stock Split
Required Vote; Effect of Proposal
No Appraisal Rights
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
ITEM 2 – OFFICER EXCULPATION PROPOSAL
General
Purpose and Possible Effects of the Proposed Amendments
Required Vote; Effect of Proposal
ITEM 3 – CHARTER UPDATES PROPOSAL
General
Purpose and Possible Effects of the Proposed Amendments
Required Vote; Effect of Proposal
Other Information
Expenses of Solicitation
Other Matters
Proposals of Shareholders
Householding; Availability of Proxy Statement
1 1 1 2 2 3 4 4 6 6 7 8 9 10 10 10 12 12 13 13 13 14 18 18 18 19 20 20 21 21 23 23 23 23 23

SAFE HARBOR STATEMENT
This document includes forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, current expectations, operations and anticipated results of operations, both business and financial, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical or current facts made in this document are forward-looking, including statements related to the Company’s ability to regain compliance with the continued listing standards of the New York Stock Exchange (“NYSE”) within the applicable cure period, the Company’s ability to continue to comply with applicable listing standards of the NYSE, and any potential plans of the Company to cure the stock price deficiency. We use words such as “anticipates”, “believes”, “expects”, “future”, “intends”, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Ginkgo’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2024, most recent Quarterly Report on Form 10-Q, and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

GINKGO BIOWORKS HOLDINGS, INC.
PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, August 14, 2024

SPECIAL MEETING INFORMATION

General
The enclosed proxy is solicited by the Board of Directors (the “Board”) of Ginkgo Bioworks Holdings, Inc. (“Ginkgo,” the “Company,” “we,” “our” and “us”) for the Special Meeting of Shareholders to be held at 4:00 PM, Eastern Time, on Wednesday, August 14, 2024, and any adjournment or postponement thereof. We will conduct a virtual online Special Meeting this year, so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Special Meeting for all of our shareholders and reduces the carbon footprint of our activities. Shareholders may participate in the Special Meeting at www.virtualshareholdermeeting.com/DNA2024SM and may submit questions during the Special Meeting. Our principal offices are located at 27 Drydock Avenue, 8th Floor, Boston, Massachusetts 02210. This Proxy Statement is first being made available to our shareholders on or about July 5, 2024.

Outstanding Securities and Quorum
Only holders of record of our Class A common stock, par value $0.0001 per share (“Class A common stock”), and Class B common stock, par value $0.0001 per share (“Class B common stock”), at the close of business on Monday, June 24, 2024, the record date, will be entitled to notice of, and to vote at, the Special Meeting. Holders of our Class C common stock, par value $0.0001 per share (“Class C common stock”, together with the Class A common stock and Class B common stock, the “Common Stock”) have no voting rights (except as otherwise expressly provided in our amended certificate of incorporation (the “Charter”) or required by applicable law). On the record date, we had 1,723,865,785 shares of Class A common stock and 378,614,395 shares of Class B common stock outstanding and entitled to vote. Each holder of record of shares of Class A common stock on that date will be entitled to one vote for each share held on all matters to be voted upon by holders of Class A common stock at the Special Meeting. Each holder of record of shares of Class B common stock on that date will be entitled to ten votes for each share held on all matters to be voted upon at the Special Meeting. Holders of Class C common stock do not have voting rights for any matter to be voted upon at the Special Meeting. The holders of Class A common stock and the holders of Class B common stock will vote on all matters to be voted on at the Special Meeting, voting together as a single class. A majority of the Class A common stock and Class B common stock, voting together as a single class, entitled to vote at the Special Meeting, present in person (including present by remote communications) or represented by proxy, constitutes a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum for the Special Meeting.

Internet Availability of Proxy Materials
We are furnishing proxy materials to our shareholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or emailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs shareholders to a website where they can access our proxy materials, including our proxy statement, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

We encourage you to register to receive all future shareholder communications electronically, instead of in print. This means that access to the proxy statement and other correspondence will be delivered to you via email.

Proxy Voting
Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Special Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the Reverse Stock Split Proposal, “FOR” the Officer Exculpation Proposal and “FOR” the Charter Updates Proposal. It is not expected that any additional matters will be brought before the Special Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card(s) or their substitutes will vote in their discretion on such matters.

Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs and reduces the carbon footprint of our activities. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card(s), or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET Shares Held of Record: http://www.proxyvote.com	VOTE BY QR CODE Shares Held of Record: See Proxy Card(s)	VOTE BY TELEPHONE Shares Held of Record: 800-690-6903

Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Shares Held in Street Name: See Voting Instruction Form

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of Computershare, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card(s) to vote your shares. If you have received paper copies of our proxy materials, are voting by mail, and have received a proxy card for Class A common stock and a proxy card for Class B common stock, you must sign and return both proxy cards in accordance with their respective instructions or submit a proxy, via the Internet, mobile device or telephone, with respect to both Class A common stock and Class B common stock in order to ensure the voting of the shares of each class owned. You also may participate in and vote during the Special Meeting. If you own Class A common stock or Class B common stock of record and you do not vote by proxy or at the Special Meeting, your shares will not be voted.

If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Special Meeting. If you own Class A common stock or Class B common stock in street name and do not either provide voting instructions or vote during the Special Meeting, the institution that holds your shares may nevertheless vote your shares on your behalf with respect to the Reverse Stock Split Proposal, but cannot vote your shares on any other matters being considered at the meeting.

Voting Standard
For the Reverse Stock Split Proposal, the affirmative vote of a majority of the votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote on the matter, is required to approve each matter.

For the Officer Exculpation Proposal and the Charter Updates Proposal, the affirmative vote of two-thirds of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, entitled to vote in person or by proxy, is required to approve the Officer Exculpation Proposal and the Charter Updates Proposal.

Abstentions and broker non-votes will be counted as a vote “Against” the Officer Exculpation Proposal and the Charter Updates Proposal and will have no effect on the result of the Reverse Stock Split Proposal. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder’s behalf. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. Because the Reverse Stock Split Proposal is considered a routine matter, your broker will have discretionary authority to vote on this matter.

Revocation
If you own Class A common stock or Class B common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Special Meeting by delivering to the Secretary of Ginkgo a written notice of revocation or a duly executed proxy (via the Internet, mobile device, telephone or by returning your proxy card(s)) bearing a later date or by participating in and voting during the Special Meeting. A shareholder owning Class A common stock or Class B common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Special Meeting.

Participating in the Special Meeting
The Special Meeting will be accessible through the Internet. We are conducting a virtual online Special Meeting so our shareholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Special Meeting for all of our shareholders and reduces the carbon footprint of our activities.

You are entitled to participate in the Special Meeting if you were a shareholder as of the close of business on Monday, June 24, 2024, the record date, or hold a valid proxy for the meeting. To participate in the Special Meeting, including to vote and to view the list of registered shareholders as of the record date during the meeting, shareholders of record must access the meeting website at www.virtualshareholdermeeting.com/DNA2024SM and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card(s) provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Special Meeting with the 16-digit control number indicated on that Notice of Internet Availability of Proxy Materials or voting instruction form. Otherwise, shareholders who hold their shares in street name should contact their bank, broker, or other nominee and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Special Meeting.

Regardless of whether you plan to participate in the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. Accordingly, we encourage you to vote in advance of the Special Meeting.

Shareholders are able to submit questions for the Special Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/DNA2024SM. Additional information regarding the rules and procedures for participating in the Special Meeting (including any adjournment thereof) will be set forth in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com.

We encourage you to access the Special Meeting before it begins. Online check-in will be available at 3:45 p.m., Eastern Time, approximately 15 minutes before the meeting starts on Wednesday, August 14, 2024. There will be technicians available to assist you.

ITEM 1 – REVERSE STOCK SPLIT PROPOSAL

General
We are asking shareholders to approve Article V, Section 1(c) (the “Reverse Stock Split Amendment”) of our Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), attached hereto as Appendix A, to implement, at the discretion of the Board, a reverse stock split of the issued and outstanding shares of Class A common stock and Class B common stock, which would combine a whole number of outstanding shares of the Class A common stock and Class B common stock in a range of not less than one-for-twenty (1:20) shares and not more than one-for-forty (1:40) shares into one share of Class A common stock or Class B common stock, as applicable (the “Reverse Stock Split”), such ratio to be determined by the Board in its sole discretion, and reduce the number of outstanding shares of Class A common stock and Class B common stock. The Board believes that providing the flexibility for the Board to choose whether or not to effect the Reverse Stock Split and, if approved, to choose an exact split ratio will enable the Board to act in the best interests of the Company and its stockholders. If and when the Reverse Stock Split is effected, there will not be a corresponding reduction in the number of authorized shares of our Common Stock.

If shareholders approve this Reverse Stock Split Proposal, then, following the time the Reverse Stock Split ratio is set by the Board, the Board, in its sole discretion, will cause the Amended and Restated Charter, including the Reverse Stock Split Amendment, to be filed with the Delaware Secretary of State and the Reverse Stock Split to be effected only if the Board determines that the Reverse Stock Split would be in the best interests of the Company and its shareholders. The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Amended and Restated Charter, including the Reverse Stock Split Amendment. No further action on the part of shareholders will be required to either implement or abandon the Reverse Stock Split.

We believe that enabling the Board to set the ratio of the Reverse Stock Split within the stated range (rather than a single exchange ratio) is in the best interests of the Company’s shareholders because it will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its shareholders and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.
As of July 2, 2024, there were 1,729,835,169 shares of Class A common stock issued and outstanding, 378,563,590 shares of Class B common stock issued and outstanding and 120,000,000 shares of Class C common stock issued and outstanding.

All holders of Common Stock will be affected proportionately by the Reverse Stock Split.

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, any shareholders who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares. Each holder of Class A common stock, Class B common stock and Class C common stock will hold the same percentage of the outstanding shares of their respective class of Common Stock immediately following the Reverse Stock Split as that shareholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in shareholders receiving cash in lieu of fractional shares. The par value of the Class A common stock will remain $0.0001, the par value of Class B common stock will remain $0.0001 and the par value of Class C common stock will remain $0.0001.

Reasons for the Reverse Stock Split

The Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to increase the per-share price of the Class A common stock to maintain the Class A common stock listing on the NYSE and provide other potential benefits as summarized below.

Increase the Per-Share Price of Class A Common Stock and Maintain Listing on the NYSE

The Class A common stock is listed on the NYSE under the symbol “DNA.” On May 7, 2024, we were notified by the NYSE that we were no longer in compliance with the continued listing requirements of the NYSE because the average trading price of the Class A common stock over a prior 30-consecutive-day-period had fallen below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual. On July 2, 2024, the closing price of our Class A common stock was $0.35 per share.

Pursuant to Section 802.01C, we have a period of six months from receipt of the notice to regain compliance with the minimum share price listing requirement. Ginkgo may regain compliance at any time during the six-month cure period if, on the last trading day of any calendar month during the six-month cure period, the Class A common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. If we are unable to regain compliance with the minimum share price requirement within the cure period, the NYSE will initiate procedures to suspend and delist our Class A common stock.

The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect it, would be to increase the per share price of the Class A common stock to regain compliance with NYSE’s minimum share price requirement. In determining to seek authorization for this Reverse Stock Split Proposal, the Board considered that, by effectively condensing a number of pre-split shares into one share of Class A common stock, the market price of a post-split share is generally greater than the market price of a pre-split share.

Provide Other Potential Benefits

The Board believes that the Reverse Stock Split could broaden the pool of investors that may be interested in investing in the Company by attracting new investors who would prefer not to invest in shares that trade at lower prices, which in turn could enhance our liquidity and make our Class A common stock a more attractive investment to institutional investors.

Currently, the fees that we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered, as applicable. Reducing the number of shares of Common Stock that are outstanding may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Stock Split is in the best interests of the Company and its shareholders.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether and when to effect the Reverse Stock Split, and which Reverse Stock Split ratio to implement, if any, following receipt of shareholder approval of this Reverse Stock Split Proposal, the Board may consider, among other things, various factors, such as:

●the historical trading price and trading volume of the Class A common stock;
●the then-prevailing trading price and trading volume of the Class A common stock and the expected impact of the Reverse Stock Split on the trading market for the Class A common stock in the short- and long-term;
●the continued listing requirements for the Class A common stock on the NYSE;
●actual and forecasted results of operations, and the likely effect of such results on the market price of Class A common stock;

●the projected impact of the Reverse Stock Split ratio on trading liquidity of the Class A common stock;
●the number of shares of Class A common stock outstanding and the potential devaluation of our market capitalization as a result of the Reverse Stock Split;
●the anticipated impact of a particular Reverse Stock Split ratio on our ability to reduce administrative and transactional costs; and
●prevailing general market, industry and general economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase the price of our Class A common stock. We expect that the Reverse Stock Split will increase the market price of our Class A common stock. However, the effect of the Reverse Stock Split on the market price of our Class A common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly because some investors may view a reverse stock split negatively. It is possible that the per-share price of our Class A common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of outstanding shares of Class A common stock following the Reverse Stock Split. In addition, although we believe that the Reverse Stock Split may enhance the marketability of our Class A common stock to certain potential investors, we cannot assure you that, if implemented, the Class A common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our Class A common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We may not satisfy the NYSE continued listing requirements following the Reverse Stock Split. While we intend to monitor the average closing price of our Class A common stock and consider available options if it does not continue to trade at a level likely to result in us regaining compliance, no assurances can be made that we will in fact be able to comply and that our Class A common stock will remain listed on the NYSE. If our Class A common stock ultimately were to be delisted from the NYSE for any reason, in addition to the effects noted above under “Reasons for the Reverse Stock Split,” it could negatively impact us as it would likely reduce the liquidity and market price of our Class A common stock; reduce the number of investors willing to hold or acquire our Class A common stock; negatively impact our ability to access equity markets, issue additional securities and obtain additional financing in the future; affect our ability to provide equity incentives to our employees; and might negatively impact our reputation and, as a consequence, our business.

The proposed Reverse Stock Split may decrease the liquidity of our Class A common stock and result in higher transaction costs, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

Effective Time

The effective time of the Amended and Restated Charter (the “Effective Time”), including the Reverse Stock Split Amendment, if approved by shareholders and implemented by us, will be the date and time set forth in the Amended and Restated Charter that is filed with the Delaware Secretary of State, which is expected to be shortly after such filing is made with the Delaware Secretary of State. See below under “Reservation of Right to Delay the Filing of the Amended and Restated Charter or Abandon the Reverse Stock Split.”

Except as to fractional shares, at the Effective Time, the Reverse Stock Split will combine, automatically and without any action on the part of us or our shareholders, the shares of Class A common stock, Class B common stock and Class C common stock issued and outstanding immediately prior thereto into a lesser number of new shares of Class A common stock, Class B common stock or Class C common stock, as applicable, in accordance with the Reverse Stock Split ratio determined by the Board within the limits set forth in this Reverse Stock Split Proposal.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, registered shareholders of Class A common stock, all shareholders of Class B common stock and all shareholders of Class C common stock who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will be entitled to receive a cash payment in lieu of such fractional shares equal to the fair market value of such fractional shares, as determined in good faith by the Board.
Shareholders holding shares of Class A common stock in “street name” (that is, through a broker, bank or other holder of record) will not receive cash in lieu of their fractional shares.

Principal Effects of the Reverse Stock Split

General

After the Effective Time, the number of our issued and outstanding shares of Common Stock will decrease at the Reverse Stock Split ratio of not less than one-for-twenty (1:20) and not more than one-for-forty (1:40), as determined by the Board in its sole discretion. The Reverse Stock Split would be effected simultaneously for all classes of the Common Stock, and the exchange ratio will be the same for all classes of Common Stock and each shareholder will own a reduced number of shares of such class of Common Stock. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of its shareholders receiving cash in lieu of fractional share as described above. Voting rights and other rights and preferences of the holders of such class of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). The number of shareholders of record will not be affected by the Reverse Stock Split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split). The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The principal effects of the Reverse Stock Split will be that:

●each twenty to forty shares of Class A common stock, Class B common stock or Class C common stock owned by a shareholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of such class of Common Stock;
●no fractional shares of Common Stock will be issued in connection with the Reverse Stock Split;
●based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to all outstanding options, warrants, notes, and other securities convertible into Common Stock as a result of the Reverse Stock Split, as required by the terms of such securities. In particular, the conversion ratio for each instrument will be reduced, and the conversion price or exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio in the range between of one-for-twenty (1:20) and one-for-forty (1:40), with the final ratio to be determined by the Company’s Board;
●the number of shareholders owning “odd lots” of less than 100 shares of Common Stock may potentially increase and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split; and
●the number of shares then reserved for issuance under the Company’s equity plans, and the number of shares underlying awards outstanding under the Company’s equity plans, will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

After the Effective Time, the Class A common stock, Class B common stock and Class

C common stock would have a new CUSIP number used to identify such class.

Effect on Equity Awards

As of July 2, 2024, we had 28,202,794 shares subject to outstanding stock options and 214,049,843 shares subjected to unvested restricted stock units outstanding under the Ginkgo Bioworks Holdings, Inc. 2021 Equity Incentive Plan, the Ginkgo Bioworks Holdings, Inc. Employee Stock Purchase Plan and the Ginkgo Bioworks Holdings, Inc. 2022 Inducement Plan (together, the “Equity Incentive Plans”). The share pools under the Equity Incentive Plans are expected to be proportionately adjusted to reflect the reverse stock split. The number of shares subject to any outstanding award under the Equity Incentive Plans, and the exercise or purchase price relating to any such award, are also expected to be proportionately adjusted to reflect the reverse stock split.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of outstanding shares of Common Stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our shareholders.

Upon the Reverse Stock Split, we intend to treat shareholders holding shares of any class of Class A common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered shareholders whose shares of Class A common stock, Class B common stock or Class C common stock, as applicable, are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Class A common stock in “street name;” however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Class A common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

If you are a registered holder of shares of Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of Common Stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of Common Stock for which you received a cash payment. See “—Fractional Shares.”

Reservation of Right to Delay the Filing of the Amended and Restated Charter or Abandon the Reverse Stock Split

We reserve the right to delay the filing of the Amended and Restated Charter, including the Reverse Stock Split Amendment, or abandon the Reverse Stock Split at any time before the Effective Time, even if the Reverse Stock Split has been approved by shareholders at the Special Meeting. By voting in favor of the Reverse Stock Split Proposal, you are also expressly authorizing the Board to delay, until the one year anniversary of the Special Meeting, or abandon the Reverse Stock Split if the Board determines that such action is in the best interests of the Company and its shareholders. If the Board fails to implement the Reverse Stock Split prior to the one-year anniversary of this Special Meeting, shareholder approval would again be required prior to implementing any Reverse Stock Split.

Required Vote; Effect of Proposal

To be approved, this Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote on the matter is required to approve the matter. Abstentions and broker non-votes will have no effect on the outcome of this Reverse Stock Split Proposal. Proxies solicited by the Board will be voted “FOR” approval of this Reverse Stock Split Proposal, unless otherwise specified. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. Because the Reverse Stock Split Proposal is considered a routine matter, your broker will have discretionary authority to vote on this matter. If shareholder approval for this Reverse Stock Split Proposal is not obtained, then the portion of the Amended and Restated Charter containing changes to Section 1(c) of Article V to effect the Reverse Stock Split will not be filed with the Delaware Secretary of State.

No Appraisal Rights

Under the DGCL, our Charter and our Bylaws, shareholders have no rights to exercise dissenters’ rights of appraisal with respect to the Amended and Restated Charter to effect the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the applicable U.S. Treasury Department regulations promulgated thereunder (the “Treasury Regulations”), published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences to a U.S. Holder described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of Class A common stock, Class B common stock or Class C common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances, including consequences that may be relevant for U.S. Holders that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnerships and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of Class A common stock, Class B common stock or Class C common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar and persons who acquired shares of Class A common stock, Class B common stock or Class C common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income, and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of Class A common stock, Class B common stock or Class C common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of Class A common stock, Class B common stock or Class C common stock, the U.S. federal income tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The U.S. federal income tax treatment of such an entity, and the U.S. federal income tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of Class A common stock, Class B common stock or Class C common stock, and any members of such an entity, are encouraged to consult their tax advisors.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, local and non-U.S. tax law consequences of the Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

U.S. HOLDERS OF SHARES OF CLASS A COMMON STOCK, CLASS B COMMON STOCK OR CLASS C COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

Tax Consequences to the Company.

●We should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders.

●A U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of Class A common stock, Class B common stock or Class C common stock;
●The aggregate tax basis of the shares of Class A common stock, Class B common stock or Class C common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate adjusted tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share);
●The holding period of the shares of Class A common stock, Class B common stock or Class C common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor;
●A U.S. Holder that receives cash in lieu of a fractional share of Class A common stock, Class B common stock or Class C common stock pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash to a third party and accordingly should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of Class A common stock, Class B common stock or Class C common stock surrendered that is allocated to such fractional share; and
●Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the Effective Time and long term if held for more than one year.

Treasury Regulations provide detailed rules for allocating the tax basis and holding period among shares of Class A common stock, Class B common stock or Class C common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders that acquired shares of Class A common stock, Class B common stock or Class C common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

Payments of cash made in lieu of a fractional share of Class A common stock, Class B common stock or Class C common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

The Board of Directors recommends
a vote “FOR” the Reverse Stock Split Proposal.

ITEM 2 – OFFICER EXCULPATION PROPOSAL

General

We are asking shareholders to approve Article VIII of our Amended and Restated Charter, attached hereto as Appendix A, to permit officer exculpation to the fullest extent permitted by law (the “Officer Exculpation Amendment”).

Article VIII of our Charter currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the duty of care in certain actions.

Purpose and Possible Effects of the Proposed Amendments

The Board desires to amend and restate our Charter to maintain provisions consistent with the governing statutes contained in the DGCL. The Board believes that amending our Charter to add the authorized liability protection for certain officers, consistent with the protection in our Charter currently afforded our directors, is necessary in order to continue to attract and retain experienced and qualified officers.

As amended, Section 102(b)(7) of the DGCL provides that only certain officers may be entitled to exculpation; namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the Company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. The proposed amendment would allow for the exculpation of certain officers only in connection with direct claims brought by shareholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by shareholders in the name of the corporation. As is currently the case with directors under our Charter, the Officer Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

The description of the amendments set forth above is qualified in its entirety by reference to Article VIII of the Amended and Restated Charter, attached hereto as Appendix A.

If shareholders approve this Officer Exculpation Proposal, the Board intends to have the Company file the Amended and Restated Charter, including the Officer Exculpation Amendment, with the Delaware Secretary of State as soon as practicable after this proposal is adopted at the Special Meeting.

Required Vote; Effect of Proposal

To be approved, this Officer Exculpation Proposal requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding, voting as a single class, and entitled to vote at the Special Meeting, in person or by proxy. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Officer Exculpation Proposal. Proxies solicited by the Board will be voted “FOR” approval of this Officer Exculpation Proposal, unless otherwise specified. If shareholder approval for this Officer Exculpation Proposal is not obtained, then the portion of the Amended and Restated Charter containing changes to Article VIII to permit officer exculpation will not be filed with the Delaware Secretary of State.

The Board of Directors retains the discretion to abandon, and not implement, the aforementioned amendments at any time before they become effective.

The Board of Directors recommends
a vote “FOR” the Officer Exculpation Proposal.

ITEM 3 – CHARTER UPDATES PROPOSAL

General

We are asking shareholders to approve our Amended and Restated Charter, attached hereto as Appendix A, which has been updated to, among other things, revise the recapitalization provision and make certain other updates to remove provisions related to our merger with Soaring Eagle Acquisition Corp. and our domestication process, which are no longer relevant to our business (the “Charter Updates Amendment”). Articles III, IV, V and XII of our Amended and Restated Charter sets forth the text of such proposed updates.

Section 2(d) of Article V of our Charter currently requires equal treatment of each class of Common Stock for any subdivision or combination of the outstanding Common Stock. Disparate treatment of the classes of Common Stock is permitted if the Company obtains the affirmative vote of the holders of a majority of the outstanding shares of such class of Common Stock receiving disparate treatment. Effective August 1, 2023, Section 242(b) of the DGCL was amended to change the voting standard required for such disparate treatment to a majority of votes cast of such class of common stock. The Board has unanimously approved and declared advisable the amendment to our Charter to update the recapitalization provision to align with the updated DGCL 242(b) provision.

The Board has unanimously approved and declared advisable the amendment to our Charter to remove outdated references and provisions to our domestication process and merger with our predecessor entity, Soaring Eagle Acquisition Corp., a Cayman Islands exempted company (“Soaring Eagle”), and incorporate administrative, modernizing, and conforming changes to provide clarification and consistency within our Charter. The proposed changes are as follows:

●Article III: Removal of the background relating to Soaring Eagle’s domestication process;
●Article V, Section 1: Removal of the provision outlining the conversion of Soaring Eagle’s shares in connection with its domestication process;
●Article IV and Article V, Section (2)(h): Removal of expired lock-up restrictions following the merger agreement we entered into with Soaring Eagle;
●Article XII, Section 4: Removal of initial incorporator provision; and
●Article IV: Removal of the titles and roles of each of our founders, leaving only their names.

If shareholders approve this Charter Updates Proposal, the Board intends to have the Company file the Amended and Restated Charter with the Delaware Secretary of State as soon as practicable after this proposal is adopted at the Special Meeting.

Purpose and Possible Effects of the Proposed Amendments

The Board desires to amend and restate our Charter to maintain provisions consistent with the governing statutes contained in the DGCL and take this opportunity to remove outdated provisions related to our merger with Soaring Eagle and our domestication process, which are no longer relevant to our business.

The Board believes that amending our Charter to align with the amended Section 242(b) of the DGCL allows us to streamline certain corporate actions and provides us with additional flexibility in connection with changes to our capitalization. The amendment will lower the voting threshold by removing the impact of abstentions in shareholder votes related to any subdivision or combination of our outstanding shares of Common Stock, including by any stock split, stock dividend, recapitalization, reorganization, reclassification, merger, scheme, arrangement or otherwise.

The Board believes it is in the best interest of the Company and its shareholders to make the remaining changes related to the removal of references to the domestication process and our merger with Soaring Eagle, and does not expect any effect on our shareholders’ rights.

The description of the amendments set forth above is qualified in its entirety by reference to the text of the Amended and Restated Charter, attached hereto as Appendix A.

Required Vote; Effect of Proposal

To be approved, this Charter Updates Proposal requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding, voting as a single class, and entitled to vote at the Special Meeting, in person or by proxy. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Charter Updates Proposal. Proxies solicited by the Board will be voted “FOR” approval of this Charter Updates Proposal, unless otherwise specified. If shareholder approval for this Charter Updates Proposal is not obtained, then the Amended and Restated Charter will not be filed with the Delaware Secretary of State.

The Board of Directors retains the discretion to abandon, and not implement, the aforementioned amendments at any time before they become effective.

The Board of Directors recommends
a vote “FOR” the Charter Updates Proposal.

Other Information

Expenses of Solicitation
The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by Ginkgo. We will also supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other Ginkgo employees without additional compensation.

Other Matters
No business may be transacted at any special meeting of shareholders other than the business specified in the notice of such meeting.

Proposals of Shareholders
Our Bylaws do not permit proposals by shareholders to be brought before the Special Meeting.

Householding; Availability of Proxy Statement
If you and others who share your mailing address own Class A common stock or Class B common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing, postage and proxy tabulation costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name shareholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of this Proxy Statement or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting www.proxyvote.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by email to sendmaterial@proxyvote.com, or by calling 1-800-589-1639. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive your paper proxy card(s) or voting instruction form or other proxy materials for the purposes of the Special Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

GINKGO BIOWORKS

GINKGO BIOWORKS HOLDINGS, INC.
27 DRYDOCK AVENUE
8TH FLOOR
BOSTON, MA 02210

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DNA2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 13, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53884-S91516

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GINKGO BIOWORKS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V53885-S91516

GINKGO BIOWORKS HOLDINGS, INC.
2024 Special Meeting of Shareholders
August 14, 2024 4:00 p.m. Eastern Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jason Kelly and Karen Tepichin, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share, of GINKGO BIOWORKS HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the 2024 Special Meeting of Shareholders to be held at 4:00 p.m., Eastern Time, on August 14, 2024, virtually at www.virtualshareholdermeeting.com/DNA2024SM, and any adjournment or postponement thereof.

The number of shares of Class A common stock and Class B common stock entitled to vote appears on the back of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Appendix A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GINKGO BIOWORKS HOLDINGS, INC.

Ginkgo Bioworks Holdings, Inc. (the “Corporation”), does hereby certify as follows:
1. The name of the Corporation is Ginkgo Bioworks Holdings, Inc. The Corporation was originally incorporated under the name Soaring Eagle Acquisition Corp. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 15, 2021.
2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and its stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.
3. This Amended and Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation, as amended. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is Ginkgo Bioworks Holdings, Inc.
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended, restated, supplemented or otherwise modified.
ARTICLE IV
DEFINITIONS
The following terms, where capitalized in this Amended and Restated Certificate of Incorporation (as amended from time to time, and including the terms of any certificate of designation of any series of Preferred Stock, this “Certificate of Incorporation”), shall have the meanings ascribed to them in this Article IV:
1

“Cause” means, with respect to any Founder, “cause” or any similar concept as it may be defined or used in any agreement relating to the employment of such Founder by the Corporation or any of its subsidiaries or any policy of the Corporation or any of its subsidiaries applicable to the employment of such Founder thereby.
“Distribution” means (a) any dividend or distribution of cash, property or shares of the Corporation’s capital stock or (b) any distribution following or in connection with any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary).

“Eligible Holder” means (a) any director or employee of the Corporation or any Subsidiary (or, in the case of any such director or employee who is subject to the community property laws of any jurisdiction, the spouse of such director or employee, solely to the extent of the interest of such spouse (if any) during the course of a marriage or civil union in any Class B Common Stock owned by such director or employee arising solely by reason of the application of such community property laws and not otherwise constituting a Transfer of all or any portion of such Class B Common Stock) or (b) any Person (other than an individual) through which (directly or indirectly, and by ownership, voting power, contract or otherwise) any director or employee (or group composed solely of directors or employees) of the Corporation or any Subsidiary has the exclusive right to exercise any voting right (directly or indirectly through one (1) or more intermediaries) with respect to the shares of Class B Common Stock owned by such Person (it being understood that no Excluded Action shall itself be deemed to cause the loss of the exclusive right to exercise any voting right with respect to the shares of Class B Common Stock owned by such Person).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Extraordinary Transaction” means any transaction or series of related transactions that results in or is in connection with (a) the acquisition, directly or indirectly, by any Third Party of beneficial ownership of (i) a majority of the outstanding shares of Common Stock of the Corporation (or any successor thereto) or (ii) shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation (or any successor thereto), (b) a merger or consolidation of the Corporation with or into any other entity or any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation or (c) the sale, lease, exclusive license, assignment, exchange, conveyance or other transfer or disposition (other than the creation of any lien or other encumbrance in the ordinary course of business, including to secure indebtedness for borrowed money, so long as no foreclosure occurs in respect of such lien or encumbrance) of all or substantially all of the property and assets, or property or assets generating more than 50% of the revenues, of the Corporation and its subsidiaries, on a consolidated basis, to any Third Party (including any liquidation, dissolution or winding up of the affairs of the Corporation, or any other distribution made, in connection therewith).
“Founder” means any of Jason Kelly, Reshma Shetty, Austin Che, Bartholomew Canton and Thomas Knight.
“Founder Holder” means (a) any Founder or (b) any Person (other than an individual) through which (directly or indirectly, and by ownership, voting power, contract or otherwise) any Founder exercises exclusive voting control with respect to the shares of capital stock of the Corporation owned by such Person.
“Founder Cause Termination Action” means, with respect to any Founder, (a) any termination of the employment of such Founder by the Corporation or any of its subsidiaries for Cause, (b) any material and adverse reduction of the responsibilities, title or position of such Founder as an employee of the Corporation or any of its subsidiaries for Cause without the prior written consent of such Founder or (c) any determination that an event has occurred with respect to such Founder that constitutes Cause.

“Founder Non-Cause Termination Action” means, with respect to any Founder, (a) any termination of the employment of such Founder by the Corporation or any of its subsidiaries other than for Cause or (b) any material and adverse reduction of the responsibilities, title or position of such Founder as an employee of the Corporation or any of its subsidiaries other than for Cause without the prior written consent of such Founder.
2

“Merger Agreement” means that certain Agreement and Plan of Merger entered into by Soaring Eagle Acquisition Corp., a Cayman Islands exempted company limited by shares, SEAC Merger Sub Inc. and the Corporation, on May 11, 2021.
“Merger Consideration Share” means any share of Class A Common Stock or Class B Common Stock (other than any Earn-out Share) originally issued (a) to any of the holders of common stock of the Corporation as consideration in the Merger (as such term is defined in the Merger Agreement) upon the exchange of Company Common Shares converted pursuant to Section 4.2(a)(ii) or Section 4.2(a)(iii), as applicable, of the Merger Agreement or (b) upon the settlement of (i) any Assumed Warrant (as such term is defined in the Merger Agreement) or (ii) any Acquiror Option, Acquiror Restricted Stock Award or Acquiror Restricted Stock Unit Award (in each case, as such term is defined in the Merger Agreement) into which a Company Option, Company Restricted Stock Award or Company Restricted Stock Unit Award (in each case, as such term is defined in the Merger Agreement), as applicable, has converted pursuant to Section 4.5 of the Merger Agreement.
“Person” means any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, association, trust or other entity.
“Right” means any option, warrant, restricted stock unit, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.
“Subsidiary” means any wholly owned subsidiary of the Corporation or, to the extent determined by the Board, any non-wholly owned subsidiary of the Corporation.
“Third Party” means any Person (other than the Corporation or any wholly owned subsidiary of the Corporation or Person of which the Corporation is a wholly owned subsidiary) or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of such Persons.
“Transfer” means, with respect to any share of capital stock of the Corporation, (a) any sale, assignment, exchange, conveyance, pledge, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether direct or indirect, whether or not for value, and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, any transfer of such share to a broker or other nominee (with or without a corresponding change in beneficial ownership) and any transfer of voting control of such share, or (b) entering into any agreement or binding arrangement (including any warrant, option, other derivative transaction or proxy) providing for any transaction contemplated by the preceding clause (a); provided, however, that none of the following shall be considered a “Transfer” (each, an “Excluded Action”): (i) any grant of a proxy with respect to the voting of such share to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders; (ii) entering into a support, voting, tender or similar agreement, arrangement or understanding with respect to such share (with or without granting a proxy and/or other customary terms) in support of an Extraordinary Transaction that is approved by a majority of the directors of the Corporation then in office who qualify as “independent” in accordance with the requirements of the securities exchange on which equity securities of the Corporation are then listed for trading, or consummating the actions or transactions contemplated by such Extraordinary Transaction (including, without limitation, voting, tendering, selling, exchanging, or otherwise transferring or disposing of such share or any legal or beneficial interest therein in connection with such Extraordinary Transaction); (iii) any pledge of such share that creates a mere security interest in such share pursuant to a bona fide loan or indebtedness transaction for so long as the holder of such share immediately prior to such pledge continues to exercise exclusive voting control with respect to such share (provided, however, that the pledgee’s foreclosure on such share or other similar action shall not be excluded from the definition of “Transfer”); (iv) entering into a trading plan with respect to such share pursuant to Rule 10b5-1 under the Exchange Act that has been approved by a majority of the directors of the Corporation then in office who qualify as “independent” in accordance with the requirements of the securities exchange on which equity securities of the Corporation are then listed for trading (provided, however, that the sale or other disposition of such share pursuant to such plan shall not be excluded from the definition of “Transfer”); (v) any redemption, purchase or other acquisition by, or surrender, transfer or forfeiture to, the Corporation of such share; (vi) the fact that the spouse of any holder of such share possesses or obtains an interest in such share arising solely by reason of the application
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of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such share (provided that any transfer of such share by any holder of such share to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a Transfer of such share unless otherwise exempt from the definition of “Transfer”); or (vii) entering into any voting trust or other agreement or arrangement with respect to the voting of such share (with or without granting a proxy) solely with holders of Class B Common Stock in their capacities as such that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of such share at any time and (C) does not involve any payment of cash, securities or other property or other consideration to the holders of the shares subject thereto, other than the mutual promise to vote shares in a designated manner.
ARTICLE V
CAPITAL STOCK
1. Authorized Shares.
(a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 16,000,000,000 shares, consisting of (i) 10,500,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (ii) 4,500,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), (iii) 800,000,000 shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock”, and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”), and (iv) 200,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).
(b) Subject to the rights of the holders of Preferred Stock, (i) the number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock may be increased by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), (ii) the number of authorized shares of Class A Common Stock, Class C Common Stock or Preferred Stock may be decreased (but not below the number of shares thereof then outstanding or, in the case of the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 2(h) of this Article V) by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and (iii) the number of authorized shares of Class B Common Stock may be decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the voting power of all of the outstanding shares of Class B Common Stock.
(c) Upon the filing and effectiveness (the “Effective Time”), pursuant to the DGCL, of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each share of Class A Common Stock, Class B Common Stock and Class C Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into a smaller number of shares of such class of Common Stock, such that every [●] shares of issued and outstanding Class A Common Stock, Class B Common Stock and Class C Common Stock immediately prior to the Effective Time are automatically combined into one (1) validly issued, fully paid and nonassessable share of such class of Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. The par value of the Class A Common Stock will remain $0.0001, the par value of Class B Common Stock will remain $0.0001 and the par value of Class C Common Stock will remain $0.0001.
No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, registered stockholders of Class A Common Stock, all stockholders of Class B Common Stock and all stockholders of Class C Common Stock who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will be entitled to receive a cash payment in lieu of such fractional shares equal to the fair market value of such fractional shares, as determined in good faith by the by the board of directors of the Corporation (the “Board”). Stockholders holding shares of Class A Common Stock in street name (such as through a broker, bank or other holder of record) will not receive cash in lieu of their fractional shares.
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2. Common Stock. The powers, designations, preferences and relative, participating, optional or other special rights of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, and the qualifications, limitations and restrictions thereof, are as follows:
(a) Equal Status. Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law, shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock shall have the same rights, powers and preferences and rank equally, share ratably and be identical in all respects as to all matters. The rights, powers and preferences of the holders of Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated Board upon any issuance of the Preferred Stock of any series.
(b) Voting.
(i) Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law, at all meetings of stockholders and on all matters submitted to a vote (or to be acted upon by written consent) of the stockholders of the Corporation, (A) each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder, (B) each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder and (C) each holder of Class C Common Stock shall have the right to zero (0) votes per share of Class C Common stock held of record by such holder (except that, solely to the extent that any holder of Class C Common Stock is expressly entitled to vote on any matter pursuant to this Certificate of Incorporation or by applicable law, such holder of Class C Common Stock shall have the right to one (1) vote per share of Class C Common Stock held of record by such holder). Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote together as a single class at all meetings of stockholders and on all matters (including the election and removal of directors) submitted to a vote (or to be acted upon by written consent) of the stockholders of the Corporation.
(ii) Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall (A) have the exclusive right to vote on all matters (including the election and removal of directors) submitted to a vote (or to be acted upon by written consent) of the stockholders of the Corporation, (B) be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as amended or restated from time to time, the “Bylaws”) and (C) be entitled to vote upon such matters and in such manner as may be provided by applicable law.
(iii) Notwithstanding any other provision of this Certificate of Incorporation to the contrary, except as otherwise required by applicable law, the holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled to vote thereon, either separately or together as a class with the holders of one (1) or more other such series, pursuant to this Certificate of Incorporation or applicable law.
(c) Dividends and Distributions. Subject to the rights of the holders of any Preferred Stock that may then be outstanding, the holders of Common Stock shall be entitled to receive, if, as and when declared by the Board, out of any assets of the Corporation legally available for distribution to stockholders of the Corporation, such Distributions as may be declared from time to time by the Board. Shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any Distribution paid or made by the Corporation (including with respect to the form, amount and timing thereof), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class C Common Stock, each voting separately as a class; provided, however, that, in the event that a Distribution is paid in the form of Common Stock (or Rights to acquire such stock), holders of Class A Common Stock shall receive Class A Common Stock (or Rights to acquire such stock, as the case may be), holders of Class B Common Stock shall receive Class B Common Stock (or Rights to acquire such stock, as the case may be) and holders of Class C Common Stock shall receive Class C Common Stock (or Rights to acquire such stock, as the case may be).
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(d) Subdivisions, Combinations or Reclassifications. Except as required under applicable law, if the Corporation in any manner subdivides or combines (by any stock split, stock dividend, recapitalization, reorganization, reclassification, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise) the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock or the outstanding shares of Class C Common Stock, the outstanding shares of each such class shall be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative votes cast for such different treatment exceeding votes cast against such different treatment of Class A Common Stock, by the affirmative votes cast for such different treatment exceeding votes cast against such different treatment of Class B Common Stock and by the affirmative votes cast for such different treatment exceeding votes cast against such different treatment of Class C Common Stock, each voting separately as a class.
(e) Extraordinary Transactions.
(i) In the event that any Extraordinary Transaction is effected, shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration paid or otherwise distributed to, or rights received by, stockholders of the Corporation, or into which such shares are converted or for which such shares are exchanged, in connection with such Extraordinary Transaction (including with respect to the form, amount and timing thereof), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, the holders of a majority of the outstanding shares of Class B Common Stock and the holders of a majority of the outstanding shares of Class C Common Stock, each voting separately as a class; provided, however, that, to the extent that such consideration is paid in the form of securities or other equity interests, (A) holders of Class B Common Stock may receive a class, series or other form of such securities or other equity interests each having voting power that is ten (10) times greater than the voting power of any security or other equity interest received by holders of Class A Common Stock and (B) holders of Class C Common Stock may receive a class, series or other form of such securities or other equity interests having no voting power.
(ii) The Corporation may not enter into any agreement pursuant to which a Third Party may, by tender or exchange offer, acquire shares of Class A Common Stock, shares of Class B Common Stock or shares of Class C Common Stock, unless, pursuant to such agreement, (A) shares of Class A Common Stock, shares of Class B Common Stock and shares of Class C Common Stock would be treated equally, identically and ratably, on a per share basis, with respect to any consideration paid or otherwise distributed to, or rights received by, stockholders of the Corporation, or into which such shares are converted, or for which such shares are exchanged in connection with the transactions contemplated by such agreement (including with respect to the form, amount and timing thereof) or (B) different treatment of shares of Class A Common Stock and shares of Class B Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, the holders of a majority of the outstanding shares of Class B Common Stock and the holders of a majority of the outstanding shares of Class C Common Stock, each voting separately as a class; provided, however, that, to the extent that such consideration would be paid in the form of securities or other equity interests, (A) holders of Class B Common Stock may receive a class, series or other form of such securities or other equity interests each having voting power that is ten (10) times greater than the voting power of any security or other equity interest received by holders of Class A Common Stock and (B) holders of Class C Common Stock may receive a class, series or other form of such securities or other equity interests having no voting power.
(f) Issuance and Conversion of Class B Common Stock.
(i) Issuance of Class B Common Stock. Except as may otherwise be approved, ratified or otherwise determined by a majority of the Class B Directors then in office, no share of Class B Common Stock shall be issued to any Person that is not an Eligible Holder as of the time of such issuance.
(ii) Voluntary Conversion of Class B Common Stock. Each outstanding share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the election of the holder thereof at any time upon delivery of written notice of such election to the transfer agent of the Corporation.
(iii) Automatic Conversion of Class B Common Stock. Subject to the Stock Policies (as hereinafter defined), each outstanding share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable
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share of Class A Common Stock, without the need for any further action by the holder thereof or the Corporation, upon the holder of such share of Class B Common Stock ceasing to be an Eligible Holder for any reason (a “Mandatory Conversion Event”) (whether voluntarily or involuntarily or by operation of law, and including, without limitation, by virtue of (A) (x) the termination or removal of such holder (or any individual exercising any voting right (directly or indirectly through one (1) or more intermediaries) with respect to such share through such holder (any such individual, a “Voting Individual”)) as a director or an employee of the Corporation or any Subsidiary (whether or not for cause), (y) the resignation by such holder (or any Voting Individual) as a director or an employee of the Corporation or any Subsidiary (whether or not for good reason) or (z) the death, incapacity or disability (as such term (or any similar term) may be defined or used in any agreement relating to the employment or engagement of such holder (or any Voting Individual) by the Corporation or any Subsidiary or in any policy of the Corporation or any Subsidiary applicable to the employment or engagement of such holder (or any Voting Individual) thereby) of such holder (or any Voting Individual), (B) any individual other than a director or an employee of the Corporation acquiring any right to exercise any voting right (directly or indirectly through one (1) or more intermediaries) with respect to such share and (C) the Transfer of such share to a Person other than an Eligible Holder), unless the Board has resolved, by the affirmative vote of a majority of the directors of the Corporation then in office who qualify as “independent” in accordance with the requirements of the securities exchange on which equity securities of the Corporation are then listed for trading, that such action, transaction or event shall not result in the conversion of such share of Class B Common Stock.
(iv) Certificated Shares. The Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon any conversion of shares of Class B Common Stock unless the certificates evidencing such shares of Class B Common Stock, if any such certificates have been issued, have been delivered to the Corporation or its transfer agent or the holder of such shares of Class B Common Stock has notified the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and has executed an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates (or the absence thereof).
(v) Procedures. The Corporation may, from time to time, establish such restrictions, policies and procedures relating to the conversion of Class B Common Stock to Class A Common Stock and the general administration of the Corporation’s multi-class stock structure (the “Stock Policies”), including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem necessary or advisable. None of the Stock Policies shall be adopted, amended, altered or repealed unless such action has been recommended or approved pursuant to a resolution adopted by the affirmative vote of (A) a majority of the directors of the Corporation then in office and (B) if any Class B Director is then in office, then at least one (1) Class B Director. The Corporation may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the secretary of the Corporation that a Mandatory Conversion Event has occurred shall be conclusive and binding; provided that, if the holder of any share with respect to which the secretary of the Corporation has determined that a Mandatory Conversion Event has occurred believes in good faith that such determination is in error, such holder may appeal such determination to the Board, and the Board shall determine in its sole discretion (x) whether to review the secretary’s determination and (y) if the Board elects to review the secretary’s determination, whether a Mandatory Conversion Event has occurred with respect to such share, in which case the Board’s determination shall be conclusive and binding.
(vi) Effectiveness of Conversion. In the event of a voluntary conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section 2(f)(ii) of this Article V, such conversion shall be deemed to have occurred at the time that the Corporation’s transfer agent receives the required written notice of the holder’s election to effect such conversion. In the event of an automatic conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section 2(f)(iii) of this Article V, such conversion shall be deemed to have occurred at the time specified in the Stock Policies with respect to the applicable relevant Mandatory Conversion Event. Upon any conversion of a share of Class B Common Stock to a share of Class A Common Stock pursuant to this Section 2(f) of this Article V, all rights of the holder of such share of Class B Common Stock shall cease and the Person(s) in whose name(s) the certificate(s) or book-entry position(s) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder(s) of such shares of Class A Common Stock.
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(vii) Unless otherwise determined by the Corporation, each share of Class B Common Stock that is converted pursuant to this Section 2(f) of this Article V shall return to the status of authorized but unissued shares of Class B Common Stock, but shall be reserved and may only be reissued pursuant to the Corporation’s equity plans, subject to the terms thereof.
(g) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or out of shares of Class A Common Stock held in its treasury, solely for the purpose of effecting conversions of shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.
(h) Restrictions on Transfer of Certain Shares.
(i) Each certificate or book entry representing Merger Consideration Shares or shares of Class B Common Stock shall bear a legend substantially in the following form (or in such other form as the Board may determine):
THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK ENTRY] ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION (AS IT MAY BE AMENDED AND/OR RESTATED), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR.
(ii) Notwithstanding anything to the contrary in this Certificate of Incorporation, there shall be no Transfer of any share of Class B Common Stock involving a disposition for value unless the value paid in respect of such share of Class B Common Stock is equal to the prevailing price per share of Class A Common Stock at the time of such disposition for value. The Corporation may establish in the Stock Policies such other restrictions and such policies and procedures relating to Transfers of Class B Common Stock as the Corporation may deem necessary or advisable.
3. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one (1) or more series. The Board is hereby authorized, to the fullest extent permitted by applicable law, to provide, by resolution from time to time, for the issuance, out of the unissued shares of Preferred Stock, of one (1) or more series of Preferred Stock, without stockholder approval, by filing a certificate of designation with respect thereto pursuant to the applicable provisions of the DGCL setting forth such resolution or resolutions and, with respect to each such series, establishing the number of shares to be included in such series and fixing the powers (which may include full, limited or no voting power), designations, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, if any, and any qualifications, limitations and restrictions thereof may differ from those of any and all other series of Preferred Stock at any time outstanding. Without limiting the generality of the foregoing, any resolution or certificate of designation providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock, to the extent permitted by applicable law. Subject to the terms of any such series of Preferred Stock, and except as otherwise required by applicable law, any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation shall return to the status of authorized but unissued shares of Preferred Stock and may be reissued by the Corporation in one (1) or more series as provided in this Section 3 of this Article V.
ARTICLE VI
STOCKHOLDER ACTION
1. Action without Meeting.
(a) Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders, and may not be taken or effected by a written consent of stockholders in lieu thereof, unless (i) such action has been recommended or approved pursuant to a resolution adopted by the affirmative vote of all of the
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directors of the Corporation then in office or (ii) the holders of Class B Common Stock collectively beneficially own shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation.
2. Special Meetings.
(a) Except as otherwise required by applicable law, and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time, only by (i) the Board, (ii) the chairperson of the Board, (iii) the chief executive officer or president of the Corporation or (iv) at any time that the holders of Class B Common Stock collectively beneficially own shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation, the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation.
(b) Advance notice of stockholder nominations for the election of directors and of other business to be brought by stockholders of the Corporation before any meeting of stockholders shall be given in the manner provided in the Bylaws. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
ARTICLE VII
DIRECTORS
1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided in this Certificate of Incorporation or required by applicable law.
2. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, between the Corporation and certain of its stockholders, the number of directors of the Corporation shall be fixed from time to time solely by resolution of the Board; provided that, if at any time the number of directors that the holders of Class B Common Stock are entitled to nominate and elect pursuant to Section 3 of this Article VII is less than one-quarter (1/4) of the total number of directors of the Corporation, then the total number of directors of the Corporation and the number of directors that the holders of Class B Common Stock are entitled to nominate and elect shall be automatically increased to the extent necessary so that the number of directors that the holders of Class B Common Stock are entitled to nominate and elect is one-quarter (1/4) of the total number of directors of the Corporation.
3. Election of Directors.
(a) The election of directors need not be by written ballot unless the Bylaws shall so provide.
(b) For so long (and only for so long) as the outstanding shares of Class B Common Stock continue to represent at least 2% of all of the outstanding shares of Common Stock, the holders of Class B Common Stock, voting separately as a class, shall be entitled to nominate and elect a number of directors equal to one-quarter (1/4) of the total number of directors of the Corporation (the “Class B Directors”). In the event that the total number of directors of the Corporation is not evenly divisible by four (4), the number of directors entitled to be nominated and elected by the holders of Class B Common Stock shall be the smallest whole number of directors that constitutes at least one-quarter (1/4) of the total number of directors of the Corporation. At any time that a Class B Director is serving as a director of the Corporation, at least one (1) Class B Director shall be required to be present at a meeting of the Board to constitute a quorum.
(c) Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, the holders of Class A Common Stock and the holders of Class B Common Stock, voting together as a single class, shall be entitled to elect the directors of the Corporation other than the Class B Directors (the “Common Directors”).
(d) Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, each director of the Corporation shall hold such office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.
4. Removal; Vacancies.
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(a) Subject to the rights of the holders of any series of Preferred Stock with respect to the election (or removal) of directors, any Common Director may be removed from office, with or without cause, by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class. Any Class B Director may be removed from office (i) without cause, by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of Class B Common Stock and (ii) with cause, by the affirmative vote of the holders of shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.
(b) Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring with respect to any Common Director for any reason and newly created directorships resulting from an increase in the authorized number of Common Directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. Subject to the rights of the holders of any series of Preferred Stock with respect to the election of directors, vacancies occurring with respect to any Class B Director for any reason and newly created directorships resulting from an increase in the authorized number of Class B Directors may be filled only by vote of a majority of the remaining Class B Directors, although less than a quorum, or by a sole remaining Class B Director. A person elected to fill a vacancy or newly created directorship in accordance with the preceding sentences of this Section 4(b) of this Article VII shall hold office until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified, or until his or her earlier resignation, death or removal.
(c) In the event of a vacancy on the Board, the remaining directors of the Corporation, except as otherwise provided by law, and so long as a quorum is present, shall exercise the powers of the full Board until the vacancy is filled.
5. Committees of the Board. The Board shall establish and maintain an audit committee, a nominating and corporate governance committee and a compensation committee, and may establish such other committees as it shall determine from time to time. For so long as any Founder serving as a director of the Corporation holds shares of Class B Common Stock, such Founder shall not be permitted to serve as a member of the compensation committee of the Board. Subject to applicable requirements of the securities exchange on which equity securities of the Corporation are then listed for trading, at any time that any Class B Director is serving as a director of the Corporation, each committee of the Board (other than the compensation committee of the Board) shall include at least one (1) Class B Director unless a majority of the Class B Directors then in office approve the formation and composition of such committee.
6. Founder Termination Actions.
(a) No Founder Cause Termination Action shall be taken or approved or agreed to by or on behalf of the Corporation, and the Corporation shall not take any Founder Cause Termination Action in its capacity as stockholder of any of its subsidiaries (and shall use its best efforts to prevent any subsidiary board of directors or equivalent governing body or any committee thereof from taking any Founder Cause Termination Action), unless such Founder Cause Termination Action has been recommended or approved pursuant to a resolution adopted by the affirmative vote of at least three-quarters (3/4) of the directors of the Corporation then in office.
(b) No Founder Non-Cause Termination Action shall be taken or approved or agreed to by or on behalf of the Corporation, and the Corporation shall not take any Founder Non-Cause Termination Action in its capacity as stockholder of any of its subsidiaries (and shall use its best efforts to prevent any subsidiary board of directors or equivalent governing body or any committee thereof from taking any Founder Non-Cause Termination Action), unless such Founder Non-Cause Termination Action has been recommended or approved pursuant to a resolution adopted by the affirmative vote of (i) at least three-quarters (3/4) of the directors of the Corporation then in office and (ii) if any Founder is then serving as a director of the Corporation, at least one (1) director of the Corporation who is a Founder; provided that, if only one (1) Founder is then serving as a director of the Corporation and such Founder is the subject of the Founder Non-Cause Termination Action, the affirmative vote described in the foregoing clause (ii) shall not be required.
(c) Any Founder Cause Termination Action or Founder Non-Cause Termination Action considered by or voted upon by the Board shall concern one (1) Founder only, and, in the event that more than one (1) Founder is the subject of a
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Founder Cause Termination Action or a Founder Non-Cause Termination Action, a separate Founder Cause Termination Action or Founder Non-Cause Termination Action, as applicable, shall be considered and voted upon by the Board with respect to each such Founder.
7. Stakeholders. In addition to any other considerations which the Board, any committee thereof or any individual director lawfully may take into account in determining whether to take or refrain from taking corporate action on any matter, including making or declining to make any recommendation to the stockholders of the Corporation, the Board, any committee thereof or any individual director may, in his, her, or its discretion, consider the long-term as well as the short-term interests of the Corporation, taking into account and considering, as deemed appropriate, the effects of such action on the Corporation’s (a) stockholders and (b) other stakeholders, including the Corporation’s workforce, customers, suppliers, academic researchers, governments and communities, in the case of this clause (b), as may be identified or revised by the Board from time to time. Nothing in this Section 7 of this Article VII, elsewhere in this Certificate of Incorporation or in any other governing document, policy or guideline adopted by the Corporation from time to time shall (a) create any duty owed by any director to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration thereof or (b) other than as vested in the Corporation’s stockholders to the extent provided under applicable law, be construed as creating any rights against any director of the Corporation or the Corporation. This Section 7 of this Article VII shall be deemed to grant discretionary authority only to the extent consistent with and permitted by law, and shall not be deemed to confer third-party beneficiary status on any person or entity.
ARTICLE VIII
LIMITATION OF LIABILITY
To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from to time, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers of corporations, then the liability of each director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Neither any amendment, repeal or modification of this Article VIII by the stockholders of the Corporation or by virtue of an amendment to the DGCL nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII shall adversely affect any limitation of personal liability or other right or protection of a director or officer of the Corporation existing by virtue of this Article VIII at the time of such amendment, repeal, modification or adoption with respect to any act or omission occurring before such amendment, repeal, modification or adoption.

ARTICLE IX
CORPORATE OPPORTUNITIES
The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, such director first in such director’s capacity as a director of the Corporation.
ARTICLE X
AMENDMENT OF CERTIFICATE OF INCORPORATION
1. The Corporation reserves the right to adopt, amend, alter or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Section 2 of this Article
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X, and all rights, powers and preferences conferred upon any stockholder, director or other Person herein are granted subject to this reservation.
2. Notwithstanding any other provision of this Certificate of Incorporation or provision of applicable law that might otherwise permit a lesser or no vote, but in addition to any vote or assent of any stockholder or the holders of any class or series of capital stock of the Corporation required by any provision of this Certificate of Incorporation or applicable law, the affirmative vote of the holders of shares representing at least two-thirds (2/3) of the voting power of all of the outstanding shares of capital stock of the Corporation shall be required to adopt, amend, alter or repeal (by amendment, merger, consolidation or otherwise) any provision of this Certificate of Incorporation that is inconsistent with Article VI, Article VII, Article VIII, Article IX, this Article X or Article XI. So long as any share of Class B Common Stock remains outstanding, in addition to any other vote required by applicable law or this Certificate of Incorporation, the Corporation shall not, without the prior affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class B Common Stock, voting as a separate class, adopt, amend, alter or repeal (by amendment, merger, consolidation or otherwise) any provision of this Certificate of Incorporation (a) in a manner that adversely alters or changes or is inconsistent with any of the voting, conversion, dividend or liquidation provisions hereof applicable to the Class B Common Stock or other rights, powers or preferences of the Class B Common Stock; (b) to provide for any holder of Class A Common Stock to have more than one (1) vote per share or any right to a separate class vote of the holders of Class A Common Stock other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; (c) to reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to have more than one (1) vote per share or any right to a separate class vote of the holders of such shares other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; (d) to authorize, or issue any shares of, any class or series of capital stock of the Corporation (other than Class B Common Stock) having the right to more than one (1) vote per share or any right to a separate class vote of the holders of such shares other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; or (e) in a manner that otherwise adversely impacts or affects the rights, powers or preferences of the Class B Common Stock in a manner that is disparate from the manner in which it affects the rights, powers or preferences of the Class A Common Stock. So long as any share of Class A Common Stock remains outstanding, in addition to any other vote required by applicable law or this Certificate of Incorporation, the Corporation shall not, without the prior affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class A Common Stock, voting as a separate class, adopt, amend, alter or repeal (by amendment, merger, consolidation or otherwise), any provision of this Certificate of Incorporation (i) in a manner that adversely alters or changes or is inconsistent with any of the voting, conversion, dividend or liquidation provisions hereof applicable to the Class A Common Stock or other rights, powers or preferences of the Class A Common Stock; (ii) to provide for any holder of Class B Common Stock to have more than ten (10) votes per share or any right to a separate class vote of the holders of Class B Common Stock other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; (iii) to reclassify any outstanding shares of Class B Common Stock into shares having rights as to dividends or liquidation that are senior to the Class A Common Stock or the right to have more than ten (10) votes per share or any right to a separate class vote of the holders of such shares other than as provided by this Certificate of Incorporation as then in effect or required by the DGCL; or (iv) in a manner that otherwise adversely impacts or affects the rights, powers or preferences of the Class A Common Stock in a manner that is disparate from the manner in which it affects the rights, powers or preferences of the Class B Common Stock.
ARTICLE XI
AMENDMENT OF BYLAWS
1. Amendment by Directors. Except as otherwise provided in this Certificate of Incorporation or required by applicable law, and in furtherance (and not in limitation) of the powers conferred upon it by the DGCL, the Board shall have the power to adopt, amend, alter or repeal any provision of the Bylaws without the vote or assent of the stockholders.
2. Amendment by Stockholders. Except as otherwise provided therein, any provision of the Bylaws may be adopted, amended, altered or repealed at any annual meeting of stockholders, or any special meeting of stockholders called
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for such purpose, by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the outstanding shares of capital stock of the Corporation; provided, however, that if the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation.
ARTICLE XII
MISCELLANEOUS
1. Out of Section 203 of the DGCL. The Corporation shall not be governed by Section 203 of the DGCL.
2. Notice of Provisions. To the fullest extent permitted by applicable law, any Person acquiring, owning or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Certificate of Incorporation (including those contained in Article IX).
3. Severability. If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

[End of text.]
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THIS CERTIFICATE OF INCORPORATION is executed as of this [●] day of [●], 2024.

GINKGO BIOWORKS HOLDINGS, INC.

By:
Name:
Title:

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